Exhibit 99.1

Care.com Announces Third Quarter 2016 Financial Results

Care.com Reports Another Quarter of Strong Topline Growth with Significant Gains in Leverage

Waltham, MA - November 1, 2016 - Care.com (NYSE: CRCM), the world's largest online destination for finding and managing family care, today announced financial results for the third quarter ended September 24, 2016.
"We continue to drive strong and sustained profitable growth, beating our Q3 guidance, while solidly progressing on our strategic plans across the business.  Our enterprise business Care@Work continues to exceed our expectations, growing 61% year over year, as employers respond to the increasing demand for family-care benefits," said Sheila Lirio Marcelo, Founder, Chairwoman and CEO of Care.com.  "Also during the quarter, we expanded our Care.com Benefits program, which provides household payroll services and access to medical and dental benefits for caregivers, to include Care Benefit Bucks, a groundbreaking pooled, portable, peer-to-peer benefits program available to the 9.6 million caregivers on Care.com.  As a leader and innovator in the growing on-demand economy, we consider the Care.com Benefits program a key differentiator in driving user engagement, while supporting caregivers, one of the largest groups of gig economy workers.”
Financial Results

•	Revenue for the third quarter of 2016 was $40.8 million, compared to $36.2 million in the third quarter of 2015.

◦	Revenue attributable to the US Consumer Business totaled $32.8 million in the third quarter of 2016, an 8% increase from $30.3 million in the third quarter of 2015.

◦
Revenue attributable to the Care@Work and B2B Offerings as well as our services in our international markets totaled $8.0 million in the third quarter of 2016, an increase of 36% from $5.9 in the third quarter of 2015.

•	Loss from continuing operations in the third quarter of 2016 was $1.2 million compared to a loss from continuing operations of $6.4 million in 2015, an improvement of $5.2 million.

•	Adjusted EBITDA was income of $1.8 million in the third quarter of 2016, compared to an adjusted EBITDA loss of $3.0 million in the third quarter of 2015, an improvement of $4.8 million.

•
GAAP EPS was $(0.06) in the third quarter of 2016, compared to $(0.54) in the third quarter of 2015. Q3 GAAP EPS was based on 28.8 million weighted average basic shares outstanding versus 32.1 million shares outstanding in the third quarter of 2015.

•
Non-GAAP EPS was $0.02 in the third quarter of 2016, compared to $(0.15) in the third quarter of 2015. Non-GAAP EPS excludes the impact of non-cash stock-based compensation and non-recurring items, such as M&A expenses and restructuring costs.

•	The Company ended the quarter with $70.8 million in cash and cash equivalents and short-term investments.

Business Highlights

•	Our total members grew 23% to 22.0 million at the end of the third quarter of 2016, compared to 17.8 million at the end of the third quarter 2015.

•
Total families grew to 12.4 million at the end of the third quarter of 2016, an increase of 22% over the third quarter of 2015, and total caregivers grew to 9.6 million at the end of the third quarter of 2016, an increase of 24% over the third quarter of 2015.

Financial Expectations

	Q4 2016			Full Year 2016

Revenue	$41.2	—	$42.7	$159.5	—	$161.0

Adjusted EBITDA	$6.60	—	$7.60	$11.0	—	$12.0

Non-GAAP EPS	$0.14	—	$0.16	$0.13	—	$0.15

Figures in millions except for Non-GAAP EPS
Full year guidance includes the impact of a 53rd week; we operate on a 4-4-5 accounting calendar
Q4 Non-GAAP EPS based on approximately 37 million weighted average dilutive shares
Full year Non-GAAP EPS based on 38 million weighted average diluted shares

Future GAAP Net Income (Loss) and GAAP EPS may be significantly affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which we are not able to estimate and which therefore are excluded in the calculation of the Company’s non-GAAP EPS guidance as described in this press release. Due to the nature of any such items, we are not able to estimate their significance, and it is therefore currently not practical to reconcile adjusted EBITDA and non-GAAP EPS guidance to the most comparable GAAP measure.

Earnings Teleconference Information

The Company will discuss its third quarter 2016 financial results during a teleconference today, November 1, 2016, at 8:00 AM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (international), conference ID# 13640227. The call will also be broadcast simultaneously at http://investors.care.com. Following the completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (international), conference ID# 13640227. The telephone replay will be available from 11:00 AM ET November 1 through 11:59 PM ET November 8, 2016. Additional investor information can be accessed at http://www.care.com
About Care.com

Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 12.4 million families and 9.6 million caregivers* across 19 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 800,000 employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and household payroll and tax services provided by Care.com HomePay. Care.com builds employers customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. To connect families further, Care.com acquired community platforms Big Tent and

Kinsights in 2013 and 2015, respectively. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin, New York City and the San Francisco Bay area.
*As of September 2016
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the future profitability of our business on an adjusted EBITDA basis and the anticipated contributions of Google and Google Capital to the Company’s business as well as the Company’s financial guidance for the fourth quarter of 2016 and full year 2016.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net income (loss) from continuing operations and non-GAAP earnings per share from continuing operations (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: adjusted EBITDA, non-GAAP net income (loss) from continuing operations and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as loss from continuing operations, which excludes the accretion of preferred stock dividends, plus: federal, state and franchise taxes, other expense, net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments, such as impairment and restructuring charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net income (loss) as loss from continuing operations, which excludes the accretion of preferred stock dividends, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments such as impairment and restructuring charges. We define non-GAAP EPS as non-GAAP net income (loss) divided by diluted weighted-average shares outstanding, using the treasury stock method.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	September 24, 2016	December 26, 2015
Assets
Current assets:
Cash and cash equivalents	$55,833	$61,240
Short-term investments	15,000	—
Accounts receivable (net of allowance of $120 and $125, respectively) (1)	3,577	3,107
Unbilled accounts receivable (2)	4,231	3,595
Prepaid expenses and other current assets	4,169	2,599
Current assets of discontinued operations	212	439
Total current assets	83,022	70,980
Property and equipment, net	5,272	6,371
Intangible assets, net	1,967	3,389
Goodwill	59,056	58,631
Other non-current assets	2,548	3,098
Non-current assets of discontinued operations	—	9
Total assets	$151,865	$142,478

Liabilities and stockholders' equity
Current liabilities:
Accounts payable (3)	$2,987	$3,189
Accrued expenses and other current liabilities (4)	14,856	12,413
Deferred revenue (5)	16,956	13,435
Current liabilities of discontinued operations	212	17,883
Total current liabilities	35,011	46,920
Deferred tax liability	4,003	3,166
Other non-current liabilities	4,898	4,140
Total liabilities	43,912	54,226

Series A Redeemable Convertible Preferred Stock - 46 shares designated; 46 shares issued and outstanding at September 24, 2016; aggregate liquidation and redemption value of $46,966 at September 24, 2016	46,966	—
Stockholders' equity
Preferred Stock: $0.001 par value - authorized 5,000 shares at September 24, 2016 and December 26, 2015, respectively	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 28,770 and 32,276 shares issued and outstanding at September 24, 2016 and December 26, 2015, respectively	29	32
Additional paid-in capital	253,692	283,669
Accumulated deficit	(192,789)	(194,854)
Accumulated other comprehensive loss	55	(595)
Total stockholders' equity	60,987	88,252

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$151,865	$142,478
(1) Includes accounts receivable due from related party of $175 at September 24, 2016
(2) Includes unbilled accounts receivable due from related party of $76 at September 24, 2016
(3) Includes accounts payable due to related party of $1,424 at September 24, 2016
(4) Includes accrued expenses and other current liabilities due to related party of $1,078 at September 24, 2016
(5) Includes deferred revenue associated with related party of $241 at September 24, 2016

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 25, 2016

Revenue (1)	$40,791	$36,179	$118,241	$101,131
Cost of revenue	8,396	6,894	23,257	19,796
Operating expenses:
Selling and marketing (2)	20,075	21,343	58,103	59,796
Research and development	5,115	5,514	15,026	15,145
General and administrative	7,445	7,199	23,197	22,301
Depreciation and amortization	582	1,062	2,501	3,518
Restructuring charges	—	—	714	—
Total operating expenses	33,217	35,118	99,541	100,760
Operating loss	(822)	(5,833)	(4,557)	(19,425)
Other expense, net	(67)	(272)	(210)	(976)
Loss from continuing operations before income taxes	(889)	(6,105)	(4,767)	(20,401)
Provision for income taxes	332	259	952	1,164
Loss from continuing operations	(1,221)	(6,364)	(5,719)	(21,565)
(Loss) income from discontinued operations, net of tax	(49)	(10,985)	7,785	(15,032)
Net (loss) income	(1,270)	(17,349)	2,066	(36,597)
Accretion of Series A Redeemable Convertible Preferred Stock dividends	(616)	—	(616)	—
Net (loss) income attributable to common stockholders	$(1,886)	$(17,349)	$1,450	$(36,597)

Net (loss) income per share attributable to common stockholders (Basic and diluted):
Loss from continuing operations attributable to common stockholders	$(0.06)	$(0.20)	$(0.20)	$(0.68)
(Loss) income from discontinued operations attributable to common stockholders	—	(0.34)	0.25	(0.47)
Net (loss) income per share attributable to common stockholders	$(0.06)	$(0.54)	$0.05	$(1.15)
Weighted-average shares used to compute net (loss) income per share attributable to common stockholders:
Basic and diluted	28,769	32,069	31,045	31,938
(1) Includes related party revenue of $408 and $965 for the three and nine months ended September 24, 2016, respectively
(2) Includes related party expenses of $4,580 and $11,608 for the three and nine months ended September 24, 2016, respectively

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Nine Months Ended
	September 24, 2016	September 26, 2015
Cash flows from operating activities
Net income (loss)	$2,066	$(36,597)
Income (loss) from discontinued operations, net of tax	7,785	(15,032)
Loss from continuing operations	(5,719)	(21,565)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Stock-based compensation	4,765	3,769
Depreciation and amortization	3,070	4,066
Deferred taxes	837	1,053
Foreign currency remeasurement loss	351	983
Other non-cash operating income	(120)	(42)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(486)	(928)
Unbilled accounts receivable	(635)	(339)
Prepaid expenses and other current assets	(1,015)	1,626
Other non-current assets	—	(13)
Accounts payable	(208)	(2,335)
Accrued expenses and other current liabilities	2,161	7,667
Deferred revenue	3,516	3,489
Other non-current liabilities	1,040	623
Net cash provided by (used in) operating activities by continuing operations	7,557	(1,946)
Net cash provided by (used in) operating activities by discontinued operations	2,441	(4,505)
Net cash provided by (used in) operating activities	9,998	(6,451)

Cash flows from investing activities
Purchases of property and equipment	(152)	(4,285)
Payments for acquisitions, net of cash acquired	(420)	—
Cash withheld for purchase consideration	—	73
Purchase of short-term investment	(15,000)	—
Net cash used in investing activities by continuing operations	(15,572)	(4,212)
Net cash used in investing activities by discontinued operations	—	(2)
Net cash used in investing activities	(15,572)	(4,214)

Cash flows from financing activities
Proceeds from issuance of Series A Redeemable Convertible Preferred Stock, net of issuance costs of $2,124	44,226	—
Proceeds from exercise of common stock options	1,113	630
Payments of contingent consideration previously established in purchase accounting	—	(1,840)
Payment for repurchase of common stock	(30,525)	—
Net cash provided by (used in) financing activities by continuing operations	14,814	(1,210)
Net cash used in financing activities by discontinued operations	(14,510)	—
Net cash provided by (used in) financing activities	304	(1,210)

Effect of exchange rate changes on cash and cash equivalents	(137)	(270)
Net decrease in cash and cash equivalents	(5,407)	(12,145)
Cash and cash equivalents, beginning of the period	61,240	71,881
Cash and cash equivalents, end of the period	$55,833	$59,736

Care.com, Inc.
Reconciliation of Adjusted EBITDA & Non-GAAP Income (Loss)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015
	(unaudited)		(unaudited)

Net loss from continuing operations	$(1,221)	$(6,364)	$(5,719)	$(21,565)

Federal, state and franchise taxes	395	310	1,211	1,302
Other expense, net	67	272	210	976
Depreciation and amortization	756	1,229	3,070	4,066
EBITDA	(3)	(4,553)	(1,228)	(15,221)

Stock-based compensation	1,751	1,475	4,765	3,769
Merger and acquisition related costs	26	32	100	135
Restructuring related costs	$—	$—	$714	$—
Adjusted EBITDA	$1,774	$(3,046)	$4,351	$(11,317)

Add back for Non-GAAP Net Income (Loss)

Federal, state and franchise taxes	(395)	(310)	(1,211)	(1,302)
Other expense, net	(67)	(272)	(210)	(976)
Depreciation and amortization	(756)	(1,229)	(3,070)	(4,066)
Non-GAAP net income (loss)	$556	$(4,857)	$(140)	$(17,661)

Non-GAAP net income (loss) per share:
Basic	$0.02	$(0.15)	$—	$(0.55)
Diluted	$0.02	$(0.15)	$—	$(0.55)

Weighted-average shares used to compute non-GAAP net income (loss) per share :
Basic	28,769	32,069	31,045	31,938
Diluted	36,487	32,069	31,045	31,938

Care.com, Inc.
Supplemental Data
(in thousands, except monthly average revenue per member)

	Period Ended
	September 24, 2016	September 26, 2015
Total members*	21,968	17,827
Total families*	12,383	10,112
Total caregivers*	9,585	7,715

Paying families - US Consumer Business	291	296

* data is cumulative as of the end of the respective period and excludes families from discontinued operations

	Period Ended
	September 24, 2016	September 26, 2015
Monthly average revenue per paying family
US Consumer Business	$39	$37